Exhibit 99.1

Phoenix Motor Inc. Announces Receipt of Nasdaq Listing Delinquency Letter

Anaheim, CA, May 2, 2025 – Phoenix Motor Inc. (Nasdaq: PEV) (the “Company”) today announced that it received a notice (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is no longer in compliance with Listing Rule 5250(c)(1) due to its failure to file its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”). This matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

As previously disclosed, on April 8, 2025, the Company received a determination letter from the Staff (the “Staff Determination”) stating that the Staff had determined to delist the Company’s securities due to the Company’s continued non-compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share, and Listing Rule 5620(a), which requires listed companies to hold an annual meeting of shareholders within one year of the end of the fiscal year. Trading of the Company’s common stock on Nasdaq was suspended at the opening of business on April 15, 2025. The Company’s common stock is currently quoted on the OTC Pink Market under the symbol “PEVM”.

The Company has requested and been granted a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff Determination. The Notice also states that, pursuant to Listing Rule 5810(d), the Company should present its views with respect to the failure to file the Form 10-K at its Panel hearing. The Company is currently in the process of reviewing and completing the necessary procedures related to the Form 10-K and the associated financial statements. Although the Company is working diligently to file the Form 10-K as soon as possible, there can be no assurance that the Form 10-K will be filed prior to the Panel hearing, or that the Panel will grant the Company’s request to reinstate its listing on Nasdaq. If the Company’s appeal is denied, or if the Company fails to timely regain compliance with Nasdaq’s continued listing standards, its common stock will remain delisted from Nasdaq.

This announcement is made in compliance with Listing Rule 5810(b), which requires prompt disclosure of receipt of the Notice.

About Phoenix Motor Inc.

Phoenix Motor, a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and manufactures heavy duty transit buses and medium and light duty commercial EVs. Phoenix operates two primary brands, “Phoenix”, which is focused on commercial products including heavy and medium duty EVs (transit buses, shuttle buses, school buses and delivery trucks, among others) and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. To learn more, please visit: www.phoenixmotorcars.com.

Forward-Looking Statements

Certain information contained in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance, that the Company will regain compliance with the Nasdaq listing rules during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this press release speak only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this press release, unless required by law.